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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 14, 2000 (except for the second paragraph of Note 1, as to which the date is February 28, 2000) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-95461) and related Prospectus of IntraBiotics Pharmaceuticals, Inc. for the registration of 8,625,000 shares of its common stock.

                                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
March 21, 2000